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                                                                      Exhibit 4.


                          [Form of Global Certificate]



                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



Certificate No.:     1                          CUSIP No.:  637432BS3

   PRINCIPAL AMOUNT: $100,000,000

   MATURITY DATE:    November 1, 2026                     CERTIFICATE
                                                    INTEREST RATE: 7.35%

   ISSUE DATE:       November 6, 1996             FRACTIONAL SHARE: 100%


                     7.35% COLLATERAL TRUST BOND, DUE 2026

                 National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $100,000,000 dollars on November 1, 2026, less the Redemption payments made on each of the Redemption Dates referred to on the reverse hereof, and to pay interest on any outstanding portion of such principal sum as set forth below, until such principal is paid or made available for payment. Interest for the Bonds is
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payable on the 1st day of May and November (each, an "Interest Payment Date"), in each year, commencing May 1, 1997, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day next preceding the Interest Payment Date (an "Interest Period"), with the exception that the first Interest Period shall commence on and include November 6, 1996 and end on and include April 30, 1997. Interest will be paid to registered holders of Bonds at the close of business on the 15th day of the month (the "Regular Record Date") preceding the Interest Payment Date.

                 The Bonds will bear interest at an interest rate per annum of 7.35%. Interest on the Bonds will be calculated on the basis of twelve 30-day months.

                 Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Bondholders not less than 10 days prior to such Special Record Date, all as more duly provided in such Indenture. Payment of the principal of and interest on this Bond will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.





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                 Reference is hereby made to the further provisions of this
Bond set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by or on behalf of First Bank National Association, the Trustee under such Indenture, or its successor thereunder, by manual signature, this Bond shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.





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                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        NATIONAL RURAL UTILITIES
                                        COOPERATIVE FINANCE CORPORATION
Dated:  November 6, 1996



                                        By:
                                            --------------------------------
(Seal)                                      Steven L. Lilly
                                            Chief Financial Officer



Attest:

By:
     -----------------------------
     John Jay List
     Assistant Secretary-Treasurer



Trustee's Certificate of
Authentication
This is one of the Bonds,
of the series designated therein,
described in the within-mentioned Indenture.

By:  FIRST BANK NATIONAL ASSOCIATION,
     Trustee


By:
     ----------------------------
           Authorized Officer





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                                REVERSE OF BOND

                 This Bond is one of an authorized issue of Bonds of the Company known as its "Collateral Trust Bonds", issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking or other fund may afford additional special security for the Bonds of any particular series) by, an Indenture dated as of February 15, 1994 (as amended, supplemented and modified and in effect from time to time, the "Indenture"), executed by the Company to First Bank National Association, as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a description of the nature and extent of the securities and other property assigned, pledged, transferred and mortgaged thereunder, the rights of the Holders of said Bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said Bonds are and are to be authenticated and delivered.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Bonds under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding, as defined in the Indenture. The Indenture also permits, with certain exceptions as therein provided, the amendment of the terms of Mortgage Notes pledged under the Indenture, and Mortgages and Loan Agreements pursuant to which





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they were issued, at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds at the time Outstanding, on behalf of the Holders of all Bonds, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond.

                 As provided in the Indenture, said Bonds are issuable in series which may vary as in said Indenture provided or permitted. This Bond is one of a series entitled 7.35% Collateral Trust Bonds, Due 2026.

                 Except as provided herein, the Bonds of this series are not redeemable prior to maturity.

                 The Company shall, as and for a sinking fund for the retirement of the Bonds of this series, so long as any of such Bonds shall remain outstanding, pay to the Trustee on or before the 1st day of November in each of the years 2007 through 2025, inclusive, $5,000,000 in cash. On or before September 1, 2007 and on or before September 1 in each year thereafter to and including September 1, 2025, the Company shall deliver to the Trustee a written statement signed on behalf of the Company by an





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officer thereof stating that on or before the next ensuing November 1, the
Company shall make such sinking fund payment, and that such payment shall be used to redeem on November 1 of that year $5,000,000 in principal amount of the Bonds at 100% of the principal amount thereof, to be applied on a pro rata basis among all such Bonds Outstanding (each such redemption, a "Redemption"). Forthwith upon receipt of the statement furnished pursuant to this paragraph, the Trustee shall give notice as may be required by Section 8.05 of the Indenture of such Redemption and interest accrued and unpaid on the Bonds to be so redeemed to the date fixed for such Redemption (the "Redemption Date"), provided that such notice shall state that the place where such Bonds are to be surrendered for payment of the redemption price is the Corporate Trust Office of the Trustee. Such notice having been duly given, the Redemption shall be made upon the terms stated in the Indenture. Sinking fund moneys shall not be applied to the payment of interest on the Bonds, and the Company shall otherwise provide all interest accrued to the Redemption Date on the Bonds Outstanding on such date.

                 If an Event of Default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

                 This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at the office or agency of the Company referred to on the face hereof and at such other offices or agencies as may be maintained for





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such purpose, upon surrender of this Bond, and upon any such transfer a new
Bond of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

                 The Bonds of this series are issuable only as registered Bonds without coupons in denominations of $1,000 and any integral multiple thereof. As provided in, and subject to the provisions of, the Indenture, Bonds of this series are exchangeable for other Bonds of this series of a different authorized denomination or denominations, as requested by the Holder surrendering the same.

                 No service charge will be made for any such transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment for transfer at any office or agency of the Company designated for such purpose, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional,





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to pay the principal of and interest on this Bond at the times, place and rate, and in the coin or currency, herein prescribed.

                                   ASSIGNMENT

                 For value received the undersigned sells, assigns and transfers unto (name, address including zip code and taxpayer I.D. or Social Security number of assignee) ________________________________________________
_____________________________________________________________________________
_________________________________________________________________ the within
Certificate and does hereby irrevocably constitute and appoint
_____________________________________________________________________________
____________________________ attorney to transfer the said Certificate on the books kept for registration thereof with full power of substitution on the premises.

Dated:
        ------------------------

                                        ------------------------------
                                        Signature by or on behalf of
                                        assignor





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